Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-251800, 333-261272 333-268504 and 333-284771 on Form S-8 of our report dated September 2, 2025 (January 7, 2026, as to the change in reportable segments described in Note 1 and Note 7), relating to the financial statements of Great Elm Group, Inc. appearing in this Current Report on Form 8-K dated January 7, 2026.

/s/ Deloitte & Touche LLP

Boston, MA

January 7, 2026